UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2006 (August 25, 2006)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 1020 East Meadow Circle Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On August 25, 2006, Alexza Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement with Brittania, LLC (the “Landlord”) for the lease of approximately 65,600 square feet of office and laboratory space in Mountain View, California (the “Lease”). The stated term of the Lease is for an eleven year period commencing on April 1, 2007, but the Company has two separate five year options to extend the lease to 2028. The Lease provides for an initial rental rate of $3.00 per square foot for the first two years of the Lease, increasing 3% per year over the remaining term of the Lease. The Company will lease approximately 35,000 square feet during year one of the Lease and an additional 15,000 square feet in year two of the Lease, for an aggregate of 50,000 square feet. The Company has also received a $8,300,000 tenant improvement allowance, or $127 per square foot, for the properties subject to the Lease.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: October 4, 2006
	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer